UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 12, 2007

iMergent, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32277	87-0591719
(Commission File Number)	(IRS Employer Identification No.)

754 East Technology Avenue
Orem, Utah	84097
(Address of Principal Executive Offices)	(Zip Code)

(801) 227-0004

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On January 12, 2006 the Hearing Officer assigned to hear the Utah Division of Consumer Protection (“Division”) administrative citation seeking iMergent, Inc (“Company”) to register as a business opportunity set a hearing on the citation for February 1, 2007. The Company does not believe that the hearing is being set properly or that it is proper for the Division to hold the hearing.

On January 8, 2007, the (“Division”) informed iMergent, Inc (the “Company) that it was intending to hold an administrative hearing on January 16, 2006. The Company objected to that hearing date, and filed a motion for continuance.

The Company has been in negotiations with the Division since the filing of the Citation in an attempt to resolve this matter. As part of the negotiation for settlement the Company was operating under an October 2006 oral agreement with the Division whereby the Company would stay its Federal Court Action (discussed below) and the Division would stay its administrative proceedings during the negotiations. It was agreed that no hearing could be scheduled until thirty days after negotiations had terminated. Neither side has terminated negotiations.

The Division notified the Company that it either does not feel bound to honor the October 2006 agreement to stay the action, or that it did not enter into such an agreement.

The Company had also notified the Division that the Company’s employee and litigation counsel, who is responsible for assisting in preparing for the hearing and preparing documentary evidence, has been in the hospital with a serious illness since December 30, 2006. Notwithstanding that, and the prior agreement to stay proceedings, the Division did not agree to continue the hearing. The continuance was granted by the Hearing Officer only after proof of the illness was provided by the physician and hospital.

The Hearing Officer is a Division employee.

The Company had filed the Federal Court Action against the Division, and individual employees of the Division, alleging violations of Federal Statutes and raising certain Constitutional issues, including whether the action filed by the Division violates the Due Process Clause of the United States Constitution since the state had previously entered into an agreement with the Company on which the Company had relied.  The Company entered into this previous consent agreement with the Division on November 15, 2003 which specifically stated that the Company was not required to register as a seller of business opportunities.

In addition, the Company contends the Utah statute is unconstitutionally vague. The Company also contests the Division’s right to regulate the Company’s conduct as the Company does not hold workshops in the state of Utah. The State of Utah has filed a motion to dismiss the Federal Suit, the Company disputes the basis raised, and intends to seek leave to amend its complaint to address additional Constitutional deficiencies the Company believes exists in the Utah Statutes and the process. The Company also seeks to stay the Division proceeding due to the Constitutional issues.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

/s/ Robert Lewis
By: Robert Lewis, Chief Financial Officer
Date: January 16, 2007